CREDIT AGREEMENT



                     DATED AS OF JANUARY 31, 1996



                               BETWEEN



                   TRANS LEASING INTERNATIONAL, INC.



                                 AND



                  THE FIRST NATIONAL BANK OF CHICAGO



                       INDIVIDUALLY AND AS AGENT

                      CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of January 31, 1996, between TRANS LEASING INTERNATIONAL, INC., a Delaware corporation
(the "Company"), the Banks and The First National Bank of
Chicago), ("Agent"), individually and as Agent.

     WHEREAS, the Company, the Banks and the Agent desire to enter into this Credit Agreement pursuant to which the Banks will make certain loans to the Company as more fully described herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE
          WITH FINANCIAL RESTRICTIONS.

     1.1  Definitions.   In addition to the terms defined
     elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account" has the meaning ascribed to such term in
     Section 3.2(c).

          "Agent" means The First National Bank of Chicago in its capacity as Agent for the Banks hereunder pursuant to
     Article 13 and not in its individual capacity as a Bank, and any Person subsequently appointed as the successor Agent pursuant to Section 13.11.

          "Agreement" means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

          "Article" means an article of this Agreement, unless a different document is specifically referenced.

          "Average Original Equipment Cost Per Lease" has the meaning ascribed to such term in Section 9.24.

          "Bank" shall include First Chicago and any Person which becomes a "Bank" hereunder pursuant to Section 15.3 and their respective successors and assigns.

          "Banking Day" means any day on which banks are open for business in Chicago, Illinois and, with respect to Eurodollar Loans, on which dealings in foreign currencies and exchange may be carried on by the Banks in the interbank eurodollar market.

          "Borrowing" means Loans of the same type and, in the case of Eurodollar Loans, having the same Interest Period, and made by all Banks on the same Banking Day and pursuant to the same request in accordance with Section 3.2 or 3.3.

          "Borrowing Base" means the excess of (a) the sum of (i) 85% of the present value of Eligible Lease Receivables (determined, for each Lease, on the basis of the Receivable Discount Rate), plus (ii) 85% of the present value of Eligible Vendor Note Receivables (determined, for each Vendor Note, on the basis of the Receivable Discount Rate), plus (iii) 85% of the book value of Eligible Customer Note Receivables, provided that the portion thereof in excess of $5,000,000 shall be excluded from the computation of the Borrowing Base, (iv) 25% of the lesser of (X) 11% of the aggregate original acquisition cost of the property leased under Eligible Leases and (Y) the present value (determined on the basis of the Receivable Discount Rate) of the aggregate Residuals with respect to Eligible Leases, plus
     (v) 100% of Unrestricted Cash of the Company and its consolidated Subsidiaries over (b) the Consolidated Total Liabilities other than the outstanding principal balance of the Loans; provided, that to the extent the aggregate Eligible Lease Receivables due from any one Person exceeds $1,000,000, or $3,000,000 in the case of Hanjin Shipping and all of its subsidiaries, including Korean Airlines, and $2,200,000 in the case of Aluminio Conesa/Hyundai Precision America and all of their subsidiaries, as of such time of determination, the portion thereof in excess of such amount shall be excluded from the computation of the Borrowing Base.

          "Borrowing Base Certificate" has the meaning ascribed to such term in Section 9.1(a).

          "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

          "Commitment" means, as the context may require, a Bank's Revolving Loan Commitment or Term Loan Commitment.

          "Commitment Amount" means, as the context may require, the Revolving Loan Commitment Amount or Term Loan Commitment
     Amount.

          "Company" means Trans Leasing International, Inc., a

     Delaware corporation and its successors and assigns.

          "Compliance Certificate" has the meaning ascribed to such term in Section 9.1(d).

          "Confirmation" has the meaning ascribed to such term in
     Section 3.2(a).

          "Consolidated Tangible Net Worth" means, at any time, the total of (a) shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Company and its consolidated Subsidiaries calculated in accordance with GAAP, plus (b) Subordinated Debt of the Company and its consolidated Subsidiaries (other than that portion thereof which is due within twelve (12) months of such time), minus
     (c) the sum of (i) the total amount of any intangible assets of the Company and its consolidated Subsidiaries plus (ii) Restricted Cash of the Company and its consolidated Subsidiaries (not including any Restricted Cash of a Securitization Subsidiary) plus (iii) the Company's aggregate Net Assets of Securitization Subsidiaries. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

          "Consolidated Total Liabilities" means, at any date of determination, the sum of (a) the total liabilities of the Company and its consolidated Subsidiaries which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of the Company's consolidated balance sheet, plus (b) the contingent obligations or liabilities of the Company and its consolidated Subsidiaries (excluding those as to which a dollar amount is not ascertainable), minus (c) that portion of deferred taxes of the Company and its consolidated Subsidiaries which does not exceed eight percent (8%) of the consolidated total assets (as determined in accordance with GAAP) of the Company and its consolidated Subsidiaries, and minus (d) Subordinated Debt other than that portion thereof which is due within twelve (12) months of such date of determination. Notwithstanding the foregoing, a Securitization Subsidiary shall not be considered a Subsidiary for purposes of this definition.

          "Conversion Date" means January 30, 1997 (or any later date to which the Conversion Date may be extended pursuant to Section 6.8), or such earlier date (which shall be a Banking Day) as may be fixed by the Company on at least five
     (5) Banking Days' written or telephonic notice received by the Agent.

          "Credit" means the aggregate Commitments of the Banks to make Revolving Loans and the Term Loans under the terms of this Agreement.

          "Customer Note" means any promissory note (a) which is payable to or to the order of the Company and (b) which evidences a loan made by the Company to the maker of such note.

          "Dollars" and the symbol "$" means lawful money of the United States of America.


          "Eligible Customer Note" means a Customer Note which satisfies all of the following requirements: (i) it is the valid and enforceable obligation of the maker thereof; (ii) it is a negotiable instrument and maker thereof has waived all defenses as against any assignee of the Company or subsequent holder thereof; (iii) no payment with respect thereto is more than 60 days past due and there exists no other material defaults by the maker thereof of any of its obligations thereunder or under any assignment, security agreement or other document executed by the maker thereof in connection therewith; and (iv) there exists no setoffs, counterclaims or defenses of or disputes with the maker with respect thereto. A Customer Note shall be an Eligible Customer Note only if and so long as it satisfies all of the above requirements, and if at anytime a Customer Note fails to satisfy any of the above requirements it shall not, so long as it fails any of the above requirements, be an Eligible Customer Note.

          "Eligible Customer Note Receivable" with respect to a Customer Note means, at any date of determination, without duplication, principal amounts due or to become due to the Company under such Eligible Customer Note.

          "Eligible Lease" means a Lease (i) under which the Company is the lessor or, by reason of the Company's purchase thereof, is the successor in interest of the lessor, (ii) which is either a "sales type lease," a "direct financing lease" or an "operating lease" (as such terms are defined in FASB Statement No. 13, as in effect from time to time), and (iii) which satisfies all of the following requirements; no payment due from the lessee thereunder is more than 60 days past due, and there exists no other material default by the lessee of any of its obligations thereunder or by any other obligor of its obligations with respect thereto; it arises from a bona fide lease or sale of the property covered thereby and is the valid and enforceable obligation of the lessee thereunder; it provides that it is noncancellable during its initial term and that the lessee will pay all amounts due thereunder without setoff, counterclaim, defense or abatement; there exist no setoffs, counterclaims or defenses of or disputes with the lessee with respect thereto; the Lease, the payments due or to become due thereunder and the property leased thereunder (unless the Company holds a security interest rather than title) are not subject to any Lien except Liens permitted under this Agreement (other than Liens described in Section 9.20(h), which shall not be permitted to apply to an Eligible Lease) and the interests of the lessee; and the Company holds title to the Lease and all payments due or to become due thereunder and holds title to or has a security interest (which if the original equipment cost is more that $10,000, is first and perfected) in, all property covered thereby. A Lease which initially was an Eligible Lease, but which subsequently fails to satisfy any of the above requirements, shall cease to be an Eligible Lease.

          "Eligible Lease Receivable" means a Lease Receivable under an Eligible Lease.

          "Eligible Receivable" means an Eligible Lease
     Receivable, an Eligible Customer Note Receivable or an
     Eligible Vendor Note Receivable.

          "Eligible Vendor Note" means a Vendor Note which satisfies all of the following requirements: (i) it is the valid and enforceable obligation of the maker thereof; (ii) it is a negotiable instrument and the maker thereof has waived all defenses as against any assignee of the Company or subsequent holder thereof; (iii) the collateral security therefor is subject to a first and prior perfected Lien in favor of the Company and is not subject to any other Lien;
     (iv) each Lease securing payment or performance thereof meets all of the requirements of an Eligible Lease except that the maker of the Vendor Note is the lessor under such Lease and the owner thereof; (v) no payment with respect thereto is more than 60 days past due, and there exists no other material default by the maker thereof of any of its obligations thereunder or under any assignment, security agreement or other document executed by the maker thereof in connection therewith; and (vi) there exist no setoffs, counterclaims or defenses of or disputes with the maker with respect thereto. A Vendor Note which initially was an Eligible Vendor Note, but subsequently fails to satisfy any of the above requirements, shall cease to be an Eligible Vendor Note.

          "Eligible Vendor Note Receivable" means a Vendor Note Receivable under an Eligible Vendor Note; provided, however, that the maximum dollar amount of Vendor Note Receivables which shall be considered as Eligible Vendor Note Receivables shall be limited to not more than 50% of the Company's Consolidated Tangible Net Worth in the case of any one maker of Vendor Notes in each case as set forth in the most recent Compliance Certificate delivered pursuant to
     Section 9.1(d).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

          "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities. For purposes of this Agreement, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Bank from time to time under Regulation D.

          "Eurodollar Loan" means any Loan which bears interest at a rate determined with reference to the Interbank Rate
     (Reserve Adjusted).

          "Eurodollar Revolving Loan" means any Revolving Loan which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

          "Eurodollar Term Loans" means the Term Loans which at any time bear interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

          "Event of Default" means any of the events described in
     Section 12.1.

          "Federal Funds Funding Rate" means, with respect to any Loan bearing interest at the Floating Rate for any day, the rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks at approximately 10:00 a.m. (Chicago time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "First Chicago" means The First National Bank of
     Chicago in its individual capacity and its successors.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of 12 consecutive calendar months ending on the 30th day of June. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1995") refer to the Fiscal Year ending on the 30th day of June occurring during such calendar year.

           "Floating Rate" means, for any day, a fluctuating rate per annum equal to the lesser of (i) the Reference Rate in effect on such day or (ii) a rate per annum equal to the Federal Funds Funding Rate in effect on such day plus .70% per annum. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable (after reasonable effort) to ascertain the Federal Funds Funding Rate for any reason (including, without limitation, the inability of the Agent to obtain sufficient bids or publications in accordance with the terms hereof), the Floating Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

          "Floating Rate Loan" means any Loan which bears interest at a rate determined with reference to the Floating
     Rate.

          "Floating Rate Revolving Loan" means any Revolving Loan which bears interest at a rate determined with reference to the Floating Rate.

          "Floating Rate Term Loan" means the Term Loans when they bear interest at a rate determined with reference to the Floating Rate.

          "GAAP" means United States generally accepted accounting principles.

          "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease, (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person, and (vi) net liabilities under interest rate swap, exchange or cap agreements which are not associated with specific debt instruments. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "Interbank Rate (Reserve Adjusted)" means, for any Interest Period, the rate per annum for deposits in U.S. Dollars for the number of days comprising such Interest Period, adjusted for reserves, which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time, two Banking Days prior to the first day of such Interest Period (or such day two Banking Days before the day a Revolving Loan is made). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by Agent after consultation with the Company), the rate shall be the Reference Bank Rate. The "Reference Bank Rate" shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by First Chicago as of 11:00 a.m., London time, two Banking Days prior to the first day of such interest period (or two Banking Days before the day a Revolving Loan is made), adjusted for reserves, in the approximate amount of First Chicago's Eurodollar Loan and having a maturity approximately equal to such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the borrowing date of such Eurodollar Loan, or the date a Floating Rate Loan is converted into such Eurodollar Loan, or the last day of the prior Interest Period for such Eurodollar Loan, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Company pursuant to Section 3.2 or Section 3.3; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day;

          (b) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period for a Eurodollar Revolving Loan shall extend beyond the Conversion Date; and

          (d) if any Interest Period includes a date on which a principal repayment is to be made on the Term Loans, (x) the principal amount of the Term Loans to be repaid on such date shall have an Interest Period ending on such date, and (y) the remainder of the Term Loans, if any, shall have an Interest Period as set forth above.

          "Investment" means any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, but shall not include the purchase by the Company of property for lease or sale in the ordinary course of its business.

          "Lease" means any contract or agreement for the leasing of personal property.

          "Lease Receivable" with respect to a Lease means, at any time of determination, without duplication, amounts due or to become due to the Company under such Lease.

          "Lending Installation" means, with respect to a Bank, any office, branch, subsidiary or affiliate of such Bank.


          "Liabilities" means all of the liabilities, obligations and indebtedness of the Company to the Agent or any Bank of any kind or nature under or in connection with this Agreement and the other Loan Documents, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due.

          "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

          "Loan Document" means this Agreement, the Notes and each other document, instrument or agreement executed and/or delivered pursuant hereto or in connection herewith, as any thereof may be amended, modified, restated or replaced from time to time.

          "Loans" means the Revolving Loans made pursuant to
     Section 2.1, and the Term Loans made pursuant to Section
     2.2. Each Loan shall be a Floating Rate Loan or a Eurodollar
     Loan (each of which shall be a "type" of Loan).

          "Majority Banks" means those Banks whose share in the aggregate Loans outstanding constitutes (or, if no Loans are outstanding, those whose aggregate Percentages constitutes) at least sixty-six and two-thirds percent (66 2/3%).

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate.

          "Net Assets of Securitization Subsidiaries" means, as of any date of determination, the difference (but not below zero) between (i) the total cash and net Lease Receivables of all Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidated balance sheet of the Company (after eliminating intercompany items) at such date of determination, minus (ii) the total lease-backed obligations and liquidity or similar loan obligations of all Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidated balance sheet of the Company (after eliminating intercompany items) at such date of determination.

          "Non-Recourse Debt" means Indebtedness of the Company or any Securitization Subsidiary for which the Company or such Securitization Subsidiary is not personally liable and which is incurred for the express purpose of purchasing or financing one or more leases or items of property, wherein repayment of such Indebtedness may be satisfied only out of the value of said lease or property (including residuals) and the income and proceeds thereof or there from, and not against the Company or such Securitization Subsidiary personally or any of its other property or assets (other than Restricted Cash).

          "Notes" mean the Revolving Notes referred to in Section
     4.1, and the Term Notes referred to in Section 4.2.

          "Notice of Assignment" has the meaning assigned to such term in Section 15.3.

          "OEC Inflation Index" shall have the meaning ascribed to such term in Section 9.24.

          "Original Equipment Cost" shall have the meaning ascribed to such term in Section 9.24.

          "Participant" has the meaning ascribed to such term in
     Section 15.2.

          "Payment Date" means (a) as to any Eurodollar Loan, the last day of each Interest Period with respect thereto and, if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period, (b) as to any Floating Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Floating Rate Loan is made or a Eurodollar Loan is converted to a Floating Rate Loan, and (c) as to any fees, the last day of each March, June, September and December, commencing on the first such date to occur after the date hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Company or any ERISA Affiliate, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Percentage" means as to any Bank, the percentage of such Bank of the Credit, as set forth opposite such Bank's signature hereto or in an Assignment and Acceptance
     Agreement executed by such Bank, as adjusted from time to time pursuant to Section 15.3.

          "Permitted Investment" means any of the following maintained by the Company or any Subsidiary, or any Bank on behalf of the Company or any Subsidiary, with such Bank:

          (a) any evidence of indebtedness issued or guaranteed by the government of the United States of America, maturing not more than one year from the date of measurement;

          (b) commercial paper, maturing not more than one year after date of issue and rated P-1 or P-2 by Moody's Investors Service, Inc. or A-I or A-2 by Standard & Poor's Corporation, issued by a corporation organized under the laws of any State of the United States of America;

          (c) any certificate of deposit or acceptance, maturing not more than one year from the date of measurement, issued by any Bank or a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $100,000,000; and

          (d) money market funds sponsored by insurance companies, investment banking firms or commercial banking institutions which are members of the Federal
          Reserve System, provided such fund has assets of not less than $100,000,000.


          "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Prior Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of December 9, 1994, as amended, among the Company, First Union National Bank of North Carolina and the other Banks (as defined therein).

          "Purchaser" has the meaning ascribed to such term in
     Section 15.3.

          "Receivable Discount Rate" for any Lease or Vendor Note at any date of determination means the greater of (a) the sum of (i) the rate per annum at which Dollar deposits in immediately available funds are offered to First Chicago in the interbank eurodollar market at or about 11:00 a.m., Chicago time on such date of determination, for delivery on such date, for a period of twenty-four (24) months and in an amount of $1,000,000, plus (ii) one and one-half percentage points (1.5%) and (b) the Floating Rate.

          "Reference Rate" means, at any time, the rate of interest then most recently announced by First Chicago at Chicago, Illinois as its corporate base rate, which may not necessarily be its lowest lending rate. For purposes of this Agreement and the Notes, each change in the Floating Rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

          "Related Party" means, for purposes of Section 9.28 only, any Person (other than the Company or a Subsidiary)
     (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of the equity interest of the Company, or (iii) 5% or more of the equity interest of which-is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Reportable Event" has the meaning given to such term in ERISA.

          "Residual" means, with respect to a Lease, the amount determined by the Company at the commencement of the Lease term (as thereafter reduced or increased, as appropriate, as the result of appropriate changes in circumstances) as the estimated amount to be realized by the Company with respect to the sale or other disposition of the property subject to the Lease as of the expiration of the primary Lease term. Any determination by the Company to increase the amount of Residual with respect to a Lease in a material amount after the initial determination thereof shall be supported by such evidence as shall be reasonably acceptable to the Agent and the Majority Banks.

          "Restricted Cash" means, with respect to the Company or any Subsidiary (including a Securitization Subsidiary), the aggregate amount required to be maintained by the Company or such Subsidiary in reserve, spread or cash collateral accounts established and maintained pursuant to agreements entered into by the Company or such Subsidiary for the borrowing of money or the financing of Leases or other chattel paper.

          "Revolving Loan Commitment" means, relative to any Bank, such Bank's obligation to make Revolving Loans pursuant to Section 2.1 in an amount equal to its Percentage of each Borrowing of Revolving Loans, up to a maximum of its Percentage of the Revolving Loan Commitment Amount.

          "Revolving Loan Commitment Amount" means, on any date of determination, the lesser of (a) the Borrowing Base and
     (b) $30,000,000 (as such amount may be reduced from time to time pursuant to Section 6.5).

          "Revolving Loans" means the Loans described in Section
     2.1 and shall be Floating Rate Revolving Loans or Eurodollar
     Revolving Loans.

          "Revolving Note" means a promissory note of the Company, in the form set forth as Exhibit A, with appropriate insertions, as such promissory note may be amended, modified or supplemented from time to time, and the term "Revolving Note" shall include any substitutions for, or renewals of, such promissory note.

          "Securitization Subsidiary" means any wholly-owned Subsidiary exclusively engaged in financing, and activities related to financing, leases or installment purchase contracts (and the rights thereunder) entered into or owned by the Company or a wholly-owned Subsidiary, as the case may be, the Company's or a wholly-owned Subsidiaries interest in any equipment or other assets which are the subject of any such lease or contract, all monies due or to become due with respect to any of the foregoing, all rights and interests in insurance policies with respect to any of the foregoing and cash in an amount up to the aggregate reserve or credit enhancement requirements, if any, which the Company or such Subsidiary, as the case may be, is obligated to fund under the documents governing the securitization of such assets by such Subsidiary.

          "Subordinated Debt" means Indebtedness of the Company or any Subsidiary which is subordinated to payment of the Notes; provided, however, Non-Recourse Debt shall not be considered Subordinated Debt.

          "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest, profits interest or membership interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

          "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

          "Term Loan Commitment" means, relative to any Bank, such Bank's obligation to make a Term Loan pursuant to
     Section 2.2.

          "Term Loan Commitment Amount" means the outstanding principal balance of the Revolving Loans on the Conversion
     Date, but in any event not more than the Revolving Loan
     Commitment Amount.

          "Term Loans" means the Loans described in Section 2.2 and shall be Floating Rate Term Loans or Eurodollar Term
     Loans.

          "Term Note" means a promissory note of the Company, in the form set forth as Exhibit B, with appropriate insertions, as such promissory note may be amended, modified or supplemented from time to time, and the term "Term Note" shall include any substitutions for, or renewals of, such promissory note.

          "Trade Accounts Payable" of any Person means trade accounts payable of such Person incurred in the ordinary course of such Person's business.

          "Transferee" has the meaning ascribed to such term in
     Section 15.4.

          "Unmatured Event of Default" means an event or condition which with the lapse of time or giving of notice to the Company, or both, would constitute an Event of Default.

          "Unrestricted Cash" means cash other than Restricted
     Cash.

          "Vendor Note" means

               (a) any promissory note (i) which is made payable to the order of the Company by a lessor or seller of personal property, (ii) which evidences a loan made by the Company to, or was purchased by the Company from, such lessor or seller, and (iii) the payment of which is secured, pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the maker of such promissory note, by one or more Leases, purchase money notes, installment sale contracts or other chattel paper owned by such lessor or seller, and by the property which is the subject of such Lease(s), purchase money notes, installment sale contract(s) or other chattel paper;

               (b) any promissory note (i) which is made payable to a seller of personal property (which may be the Company), (ii) which, if it is made payable to a seller of personal property other than the Company, was purchased by the Company from such seller or its assignee, and (iii) the payment of which is secured pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the maker of such promissory note, by the property which is sold (in whole or in part) in consideration for such promissory note; and

               (c) any installment sale contract or other chattel paper (i) pursuant to which any payment is to be made to a seller of personal property (which may be the Company), (ii) as to which the right to the payments to such seller, if it is not the Company, was purchased by the Company from such seller or its assignee, and (iii) payments under which are secured pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the obligor under such installment sale contract or other chattel paper, by the property which is sold (in whole or in part) pursuant to such installment sale contract or other chattel paper.

          "Vendor Note Receivable" with respect to a Vendor Note means, at any time of determination, without duplication, amounts due or to become due to the Company under such Vendor Note.

          "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

          1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto.

          1.3 Interpretation of Agreement. A Section or an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.4 Compliance with Financial Restrictions. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement. For purposes of this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 8.6. In the event that any Accounting Changes (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company and its consolidated Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the parties thereto, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

     2.   COMMITMENT OF THE BANKS

          Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Company herein set forth, each Bank, severally for itself alone, and not jointly, agrees:

          2.1 Revolving Loans. To make loans (collectively called the "Revolving Loans" and individually called a "Revolving Loan") to the Company, which Revolving Loans the Company may repay and reborrow during the period from the date hereof to, but not including, the Conversion Date, in an amount equal to its Percentage of each Borrowing of Revolving Loans as the Company may from time to time request, but not exceeding in the aggregate at any one time outstanding, such Bank's Revolving Loan Commitment.

          2.2 Term Loan. To make a loan (the "Term Loan") on the Conversion Date in an amount equal to its Percentage of the Borrowing of Term Loans as the Company may request, but not exceeding such Bank's Term Loan Commitment; provided, however, that the proceeds of each Bank's Term Loan shall be applied to the extent necessary to the concurrent payment in full of the aggregate principal amount of the Revolving Loans from such Bank outstanding on the Conversion Date plus accrued interest thereon.

     3.   LOAN OPTIONS; BORROWING PROCEDURES;
          CONTINUATION/CONVERSION OF LOANS; CERTAIN LOAN TERMS

          3.1 Loan Options. Each Loan shall be a Floating Rate Loan or a Eurodollar Loan, as shall be selected by the Company, except as otherwise provided herein. If the Company fails to make any such selection, such Loan shall be a Floating Rate Loan. Before the Conversion Date, any combination of types of Revolving

Loans may be outstanding at the same time.  After the Conversion
Date, the Term Loan shall be denominated as either a Floating
Rate Term Loan or a Eurodollar Term Loan, except as otherwise provided herein.

     3.2  Borrowing Procedures.

          (a) The Company shall give the Agent prior written or telephonic notice of each requested Borrowing, which shall be of the same type of Loan. Each such notice shall be irrevocable and, in addition to the information required pursuant to Section 3.2(b), shall specify (i) the borrowing date (which shall be a Banking Day), (ii) the amount and type of Loan, and (iii) if the Borrowing is to be of Eurodollar Loans, the initial Interest Period for such Loans. Each notice of a Borrowing of Floating Rate Loans shall be received by the Agent not later than 11:00 a.m., Chicago time on the borrowing date with respect to such requested Borrowing and each notice of Borrowing of Eurodollar Loans shall be received by the Agent not later than 11:30 a.m., Chicago time at least three Banking Days prior to the borrowing date with respect to such requested Borrowing. Each Borrowing of Floating Rate Revolving Loans and of Eurodollar Revolving Loans shall be in a minimum aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof. The Company shall promptly confirm any telephonic notice of a request for a Borrowing of Revolving Loans or Term Loans in writing not later than the next following Banking Day by delivering to the Agent a confirmation (the "Confirmation") in the form of Exhibit C hereto, it being understood, however, that the Company's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 3.2 shall not affect the obligation of the Company to repay each Loan in accordance with the terms of this Agreement and the applicable Note.

          (b) On or before 2:00 p.m. Chicago time on the Banking Day of a requested Borrowing, each Bank shall deposit with the Agent same day funds in an amount equal to such Bank's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Banks. To the extent funds are received from the Banks, and provided all the conditions precedent to the making of the requested Loans have been satisfied (unless waived in accordance with the provisions of this Agreement), subject to the terms of Section 2.2 the Agent shall make a wire transfer to account number 7804563 maintained by the Company with Bank of America (#071-000039) or otherwise at the Company's direction. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

          3.3  Continuation and/or Conversion of Loans.  The

Company may irrevocably elect to (i) continue any outstanding Eurodollar Loan from the current Interest Period for such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period, or (ii) convert any outstanding Floating Rate Loan into a Eurodollar Loan, or (iii) convert any outstanding Eurodollar Loan into a Floating Rate Loan on the last day of the current Interest Period for such Eurodollar Loan, by giving the Agent prior written or telephonic notice of such continuation or conversion; provided, however, that each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Banks. Each notice of a conversion into a Floating Rate Loan shall be received by the Agent not later than 11:00 a.m. (Chicago time) on the effective date of such conversion and each notice of a conversion into, or continuation of, a Eurodollar Loan shall be received by the Agent not later than 11:30 a.m. (Chicago time) at least three Banking Days prior to the effective date of such continuation or conversion. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day), (b) the type of Loan the Loan is to be continued as or converted into and the amount of such Loan, and (c) the Interest Period for such Loan, if applicable. The Company shall promptly confirm each such telephonic notice in writing. Absent timely notice of continuation or conversion, each Eurodollar Loan shall, on the last day of the current Interest Period for such Loan unless paid in full on such last day, convert into a Floating Rate Loan. No Loan shall be converted into a Eurodollar Loan and no Eurodollar Loan shall be continued at any time that an Event of Default or an Unmatured Event of Default shall exist.

          3.4 Funding Losses. The Company will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan) as a consequence of (i) any failure of the Company to make any payment when due (including after giving notice of prepayment) of any amount due hereunder or under any Note, (ii) any failure of the Company to borrow, continue or convert a Loan on a date specified therefor or in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 7.3 or Section 12.2), prepayment or conversion of any Eurodollar Loan on a date other than the last day of the Interest Period for such Loan. A certificate of such Bank setting forth the calculations and the amount or amounts as shall be necessary to indemnify such Bank as specified in this
Section 3.4 shall be delivered to the Company and shall be conclusive in the absence of manifest error.

          3.5 Capital Adequacy. If any Bank shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989 and any corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards") increases the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank, and such increase is based upon the existence of such Bank's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from such Bank, the Company shall pay to such Bank such amount or amounts as will compensate such Bank or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Company under this
Section 3.5 shall take into consideration the policies of such Bank or any Person controlling such Bank with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of such Bank setting forth the calculations and amount or amounts as shall be necessary to compensate such Bank as specified in this Section
3.5 shall be delivered to the Company and shall be conclusive in the absence of manifest error.

     4.   NOTES EVIDENCING BORROWINGS.

               4.1  Notes Evidencing Revolving Loans.  Each
Bank's Revolving Loans shall be evidenced by a Revolving Note, which shall be made payable to the order of such Bank, dated the date of this Agreement, and shall mature on the Conversion Date. All Revolving Loans made by each Bank to the Company pursuant to this Agreement and all payments of principal shall be evidenced by such Bank in its records or, at its option, on the schedule (or any continuation thereof) attached to its respective Revolving Note, which records or schedule shall be rebuttable presumptive evidence of the subject matter thereof.

               4.2 Notes Evidencing Term Loans. Each Bank's Term Loan shall be evidenced by a separate Term Note, which shall be made payable to the order of such Bank, dated the Conversion Date, and shall be payable in eight (8) consecutive, equal quarterly installments payable on the last day of each March, June, September and December, commencing with the first of such dates to occur after the date of such Bank's Term Loan.

     5.   INTEREST AND FEES.

               5.1  Interest - Revolving Loans.  The unpaid
principal amount of the Floating Rate Revolving Loans shall bear interest to maturity at a rate per annum equal to the Floating Rate in effect from time to time and shall be payable on each Payment Date and at maturity. The unpaid principal amount of the Eurodollar Revolving Loans shall bear interest to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Revolving Loan plus .75%. Accrued interest on Eurodollar Revolving Loans shall be payable on the last day of its applicable Interest Period, on any date when such Loan is paid (by acceleration or otherwise) and at maturity.

               5.2  Interest - Term Loans.

               (a) Floating Rate Term Loans. The unpaid principal of the Floating Rate Term Loans shall bear interest to maturity at a rate per annum equal to the Floating Rate in effect from time to time plus one-quarter of one percentage point (1/4%). Accrued interest on the Floating Rate Term Loans shall be payable on each Payment Date and at maturity.

               (b) Eurodollar Term Loans. The unpaid principal of the Eurodollar Term Loans shall bear interest to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Term Loan plus one percentage point (1%). Accrued interest on Eurodollar Term Loans shall be payable on the last day of its applicable Interest Period, on any date when such Loan is paid, (whether by acceleration or otherwise) and at maturity.

               5.3 Interest after Maturity. The Company shall pay to the Banks interest on any amount of principal of any Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to (but not including) the date of payment thereof in full at the rate per annum which is equal to the greater of (i) two percentage points (2%) in excess of the rate applicable to the unpaid amount immediately before it became due, or (ii) two and one-half percentage points (2 1/2%) in excess of the Floating Rate from time to time in effect.
Interest after maturity shall be payable on demand.

               5.4 Commitment Fee. The Company agrees to pay to the Banks, ratably in accordance with their respective Percentages, a commitment fee of one-quarter of one percentage point (1/4%) per annum on the daily average of the excess of (a) the Revolving Loan Commitment Amount over (b) the aggregate outstanding Loans, during the period commencing on the date of this Agreement and ending on the Conversion Date, or, if earlier, the termination of the Credit. Such commitment fee shall be payable on each Payment Date and on the Conversion Date or the date the Credit and the Commitments terminate for any period then ending for which such commitment fee shall not have been theretofore paid.

               5.5 Method of Calculating Interest and Fees. Interest and any fees shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed. For each Eurodollar Loan interest shall accrue during each Interest Period from and including the first day thereof to but excluding the last day thereof.

     6.   PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE
          CREDIT, EXTENSION OF REVOLVING LOAN COMMITMENTS,
          SETOFF.

               6.1 Place of Payment. All payments hereunder (including payments with respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Agent for the account of the Banks, ratably in accordance with their Percentages, in immediately available funds prior to 12:00 noon (local time), on the date due at the Agent's office at One First National Plaza, Chicago, Illinois 60670 or at such other place or for such other account as may be designated by the Agent to the Company in writing. The Agent shall promptly remit in immediately available funds to each Bank its share of all such payments received by the Agent for the account of such Bank. Any payments received after such time shall be deemed received on the next Banking Day. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

               6.2 Mandatory Prepayments. If at any time the outstanding principal amount of the Loans exceeds the Borrowing Base, the Company shall immediately make a prepayment to the Agent, for the account of the Banks, of the principal amount of the Loans in the amount necessary to eliminate such excess. If a prepayment is required prior to the Conversion Date pursuant to this Section 6.2, the prepayment shall be applied first to reduction of the Floating Rate Revolving Loans and then to the Eurodollar Revolving Loans, until the Revolving Loans are repaid in full. If a payment is required under this Section 6.2 after the Conversion Date, the prepayment shall be applied to the unpaid installments of the Term Note in the inverse order of their maturities. Any repayment of principal of any Note pursuant to this Section 6.2 shall include accrued interest to the date of payment on the principal amount being prepaid. Any repayment of Loans shall be made pro rata among Loans of the same type and, if applicable, the same Interest Period or maturity date, of all of the Banks.

               6.3  Optional Prepayments - Revolving Loans.

               (a) The Company may from time to time, upon prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof) no later than 11:00 a.m. Chicago Time on a Banking Day, prepay the principal of the Floating Rate Revolving Loans in whole or in part, as contemplated by Section 2.1; provided, however, that (a) any partial prepayment of principal shall be in a minimum amount of $100,000 and in an integral multiple of $50,000 and (b) any such prepayment shall be made pro rata among Loans of the same type.

               (b) The Company may from time to time, upon at least one Banking Day's prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof) not later than 11:00 a.m. Chicago time, prepay the principal of the Eurodollar Revolving Loans in whole or in part, as contemplated by Section 2.1; provided, however, that (a) any partial prepayment of principal shall be in a minimum amount of $100,000 and in an integral multiple of $50,000 and (b) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Banks; and provided, further, that prepayment of principal of a Eurodollar Revolving Loan on a day other than the last day of the Interest Period with respect thereto shall be subject to the indemnification provisions of Section 3.4, but shall otherwise be without any premium or penalty. The Company shall promptly confirm any telephonic notice of prepayment in writing.

               6.4  Optional Prepayments - Term Loan.  The
Company may from time to time, upon at least one Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof), prepay the principal of the Term Loans in whole or in part; provided, however, that (a) any partial prepayment of principal shall be in a minimum amount of $100,000 and in an integral multiple of $50,000 and shall be applied to the unpaid installments of the Term Loans in the inverse order of their maturities and (b) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Banks; and provided, further, that prepayment of principal of a Eurodollar Term Loan on a day other than the last day of the Interest Period with respect thereto shall be subject to the indemnification provisions of Section 3.4, but shall otherwise be without any premium or penalty. The Company shall promptly confirm any telephonic notice of prepayment in writing. Any prepayment of the principal of the Term Loans shall include accrued interest to the date of prepayment on the principal amount being prepaid.

               6.5 Reduction or Termination of the Credit. The Company may from time to time, upon at least five (5) Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise the Banks), irrevocably elect to permanently reduce the amount of the Credit and the Commitment Amounts (such reduction to be made among the Banks according to their respective Percentages), but only upon payment to the Agent, for the account of the Banks, of the unpaid principal amount of the Revolving Loans, if any, in excess of the then reduced amount of the Revolving Credit Commitment Amount, plus
(i) accrued interest to the date of such payment on the principal amount being repaid and (ii) any amount required to indemnify each of the Banks pursuant to Section 3.4 in respect of such payment. Any such reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. The Company may at any time on like notice irrevocably elect to terminate the Credit and the Commitments upon payment in full of (a) the Revolving Loans (or the Term Loans, if applicable), (b) unpaid accrued interest on Loans to the date of such payment, (c) any amount required to indemnify any Bank pursuant to Section 3.4 in respect of such payment, and (d) any other Liabilities of the Company. The Company shall promptly confirm any telephonic notice of reduction or termination of the Credit in writing.

               6.6 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of setoff) that any Bank or other holder of any Note may have, any Bank or such other holder shall, upon the occurrence of any Event of Default described in Section 12.1 or any Unmatured Event of Default described in Section 12.1(e), have the right to appropriate and apply to the payment of any and all Loans and other liabilities of the Company hereunder (whether or not then due), in such order of application as such Bank or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of the Company then or thereafter with such Bank or such other holder other than any lock box account and any other operating account. Any Bank shall promptly advise the Agent and the Company of any such setoff and application but failure to do so shall not affect the validity of such setoff and application. To secure the payment of such Loans and other liabilities, the Company hereby grants the Agent, for the benefit of the Banks, the Agent and each such other holder a continuing security interest in such balances, credits, deposits, accounts or moneys, and each Bank is hereby appointed and accepts appointment as the agent of the Agent for purposes of maintaining
and retaining possession of such property.    Notwithstanding the
foregoing, each Bank hereby agrees that, if a Person other than the Company establishes to the reasonable satisfaction of such Bank and the Agent that any balances, credits or deposits appropriated and applied by such Bank are properly traceable proceeds of property owned by such other Person and not by the Company, and such other Person has a legally enforceable prior claim to such proceeds under applicable law, such Bank shall, upon receipt of evidence reasonably satisfactory to such Bank and the Agent establishing such legally enforceable prior claim of such other Person, turn over such amounts to the Company or as otherwise instructed by such other Person.

               6.7 Proration of Payments. If any Bank or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest on Notes then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Notes held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that the Bank so purchasing a participation from the other Banks under this Section 6.7 may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

               6.8  Extension of Conversion Date.   Upon the
Company's request and subject to the terms set forth herein, the Conversion Date may be extended for successive periods of time so long as each such extension does not extend the Conversion Date to a date that is more than one year from the first date on which the Agent has received notices from all of the Banks that each such Bank has agreed to so extend the Conversion Date. The Company shall promptly confirm any telephonic notice in writing. If the Company desires to extend a scheduled Conversion Date, the Company shall so notify the Agent (which shall promptly notify each of the Banks) in writing at least ninety (90) days prior to such scheduled Conversion Date. Each Bank will, at least sixty
(60) days prior to the then scheduled Conversion Date, notify the Agent (which shall promptly notify the Company) in writing of such Bank's decision; provided, however, that failure of a Bank to so notify the Agent shall not constitute such Bank's agreement to extend the Conversion Date or otherwise obligate such Bank to do so. Once the Agent receives notices from all of the Banks that they have agreed to extend the Conversion Date, the Conversion Date shall be extended to the earlier of (i) the date requested by the Company and (ii) the date one year from the date on which the Agent receives notices from all the Banks of their respective agreements to the extension.


     7.        ADDITIONAL PROVISIONS RELATING TO EURODOLLAR
               LOANS.

               7.1 Increased Cost. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

               (a) any tax, duty or other charge with respect to any Eurodollar Loan, any Note or such Bank's obligation to make Eurodollar Loans is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank of the principal of, or interest on, any Eurodollar Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

               (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable; or

               (c) any other condition affecting this Agreement or any Eurodollar Loan is imposed on such Bank or the relevant market;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the Eurodollar Loans is increased, or the amount of any sum receivable by such Bank hereunder or under any Note in respect of any of the Eurodollar Loans is reduced;

then, (i) the Company shall pay to any such affected Bank upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to the Company) such additional amount or amounts as will compensate such Bank for such additional cost or reduction (provided such amount has not been compensated for in the calculation of the Eurocurrency Reserve Requirement), and (ii) provided the Agent has not yet determined the Interbank Rate (Reserve Adjusted) with respect to new Eurodollar Loans requested by the Company but not yet borrowed, at the Company's option by notice to the Agent such request shall be deemed a request to make Floating Rate Loans. Determinations by such Bank for purposes of this section of the additional amounts required to compensate such Bank in respect of the foregoing shall be conclusive, absent manifest error. In determining such amounts, such Bank may use any reasonable averaging, attribution and allocation methods.

               7.2 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If the Company has any Eurodollar Loan outstanding, or has notified the Agent of its intention to borrow a Eurodollar Loan as provided herein, then in the event that prior to any Interest Period any Bank shall have determined (which determination shall be conclusive and binding on the parties hereto) that:

               (a) deposits of the necessary amount for the relevant Interest Period are not available to such Bank in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate (Reserve Adjusted) applicable to such Interest Period; or

               (b) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such Eurodollar Loans or the Bank's obligation to make such Eurodollar Loans, or the relevant market;

the affected Bank shall promptly give notice of such determination to the Company, the Agent and the other Banks, and
(i) any notice of new Eurodollar Loans previously given by the Company and not yet borrowed or converted shall be deemed a notice to make an Floating Rate Loan to the extent of the affected Bank's ratable share of the proposed Borrowing of Eurodollar Loans, and (ii) the Company shall, at its option, be obligated either to convert any such Loans to Floating Rate Loans or prepay in full without premium or penalty, but subject to the indemnification provisions of Section 3.4, all Borrowings related to such Loans, on the last day of the then current Interest Period with respect to such Loans.

               7.3 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Loan which it is committed to make hereunder, the obligation of such Bank to provide such Eurodollar Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for any Bank to continue any Eurodollar Loans previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Company, the Agent and the other Banks thereof in writing, and the Company shall, on the earlier of (i) the last day of the then current Interest Period with respect thereto or (ii) if required by such law, rule, regulation, treaty, directive or interpretation, on such date as shall be specified in such notice, either convert each such unlawful Loan to a Floating Rate Loan or prepay in full the Borrowing with respect to the unlawful Loan without premium or penalty, but subject to the indemnification provisions of Section 3.4.

               7.4  Funding.

               (a)  Discretion of each Bank as to Manner of
     Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of a Eurodollar Loan, to the Interbank Rate (Reserve Adjusted) for such Interest Period (whether or not such Bank shall have granted any participations in such Loan).

               (b) Funding Through the Sale of Participations. Notwithstanding any provision of this Agreement to the contrary, the Company acknowledges that any Bank may fund all or any part of the Loans by it hereunder by sales of participations to various participants, and agrees that such Bank may, in invoking its rights under this Section 7 or under Section 3.4, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Section 7 or under Section 3.4 if such participant were a Bank under this Agreement.

               (c) Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time, so long as such change does not increase the cost of such Loans to the Company. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to the Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

               (d) Non-Receipt of Funds by the Agent. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Bank, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent if the recipient is a Bank and five days after demand if the recipient is the Company, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Funding Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

               7.5 Mitigation. With respect to any obligation of the Company to make any payment to any Bank pursuant to
Section 7.1 or Section 7.4, the suspension of such Bank's obligation to provide Eurodollar Loans pursuant to Section 7.3, or the Company's obligation to convert or prepay Eurodollar Loans pursuant to Section 7.3, upon the occurrence of any event giving rise to any such obligation or suspension, such affected Bank will (a) use its best efforts to change its lending office for Eurodollar Loans if such change will avoid the need for, or reduce the amount of, any such payment or prepayment obligation, or will avoid the need for any such suspension, and if such change will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank, and (b) use all reasonable efforts to minimize any such payment obligation of the Company.

               (a) Withholding Tax Exemption. Prior to becoming a Bank party to this Agreement, including pursuant to an assignment pursuant to Section 15.3, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     8. WARRANTIES. To induce the Banks to grant the Credit and to make the Loans, the Company warrants that:

               8.1  Existence.  The Company and all of its
corporate Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporation. All of the Company's other Subsidiaries, if any are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. The Company and all of its Subsidiaries are in good standing and are duly qualified to do business in each state where, because of the nature of their respective activities or properties, such qualification is required.

               8.2  Authorization.  The Company is duly
authorized to execute and deliver this Agreement and the Notes and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Notes. The execution, delivery and performance by the Company of this Agreement and the Notes and the borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority.

               8.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Notes do not and will not conflict with (i) any provision of law, (ii) the charter or by-laws of the Company, (iii) any agreement binding upon the Company, or (iv) any court or administrative order or decree applicable to the Company, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

               8.4 Validity and Binding Effect. This Agreement is, and the Notes when duly executed and delivered will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

               8.5 No Default. Neither the Company nor any of its Subsidiaries is in default under any agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

               8.6 Financial Statements. The Company's audited consolidated and consolidating financial statement as of June 30, 1995 and the Company's unaudited consolidated and consolidating financial statement as of September 30, 1995, copies of which have been furnished to the Agent and the Banks, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year and period and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since such dates, there has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole.

               8.7 Insurance. The certificate signed by the chief financial officer of the Company that attests to the property and casualty insurance program carried by the Company and its Subsidiaries (Schedule 8.7 attached hereto) is complete and accurate as of the date of this Agreement.

               8.8  Litigation.  No claims, litigation,
arbitration proceedings or governmental proceedings are pending or threatened against or are affecting the Company or any of its Subsidiaries, the results of which might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole, except those referred to in a schedule furnished to the Bank contemporaneously herewith and attached hereto as Schedule 8.8. Other than any liability incident to such claims litigation or proceedings or provided for or disclosed in the financial statements referred to in Section
8.6 or listed on Schedule 8.14, neither the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company and its Subsidiaries taken as a whole.

               8.9 Liens. None of the property, revenues or assets of the Company or any of its Subsidiaries is subject to any Lien, except:

          (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

          (e) Liens disclosed in the financial statements referred to in Section 8.6; and

          (f)  Liens listed on Schedule 8.9.

               8.10 Subsidiaries.  The Company has no
Subsidiaries except as listed on Schedule 8.10. The Company and its Subsidiaries own the percentage of its Subsidiaries as set forth on Schedule 8.10.

               8.11 Partnerships. Neither the Company nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 8.11.

               8.12 Regulation U. The Company is not engaged in the business of purchasing or selling "margin stock," as such term is defined in Regulation U of the Federal Reserve Board, or extending credit to others for the purpose of purchasing or carrying margin stock, and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

               8.13 Compliance. Neither the Company nor any of its Subsidiaries has failed to comply with any statute or governmental rule or regulation applicable to it where the effect of such failure would materially and adversely affect the Company's or any Subsidiary's financial condition or operations.

               8.14 Pension and Welfare Plans. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 or 4205 of ERISA, respectively, or instituted steps to do so; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty; and neither the Company nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a) (13) of ERISA of a "single-employer" plan as defined in
Section 4001(a) (15) of ERISA which has two or more contributing sponsors at least two of which are not under common control. Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in section 4064 of ERISA. Neither the Company nor any of its Subsidiaries has any contingent liability with respect to any post-retirement "welfare benefit plans," as such term is defined in ERISA, except as listed on Schedule 8.14, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

               8.15 Taxes. Each of the Company and its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended June 30, 1990. The Company is not aware of any proposed assessment against the Company or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which might be material to the Company and its Subsidiaries taken as a whole, other than any such assessments being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained.

               8.16 Investment Company Act Representation.  The
Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

               8.17 Public Utility Holding Company Act
Representation. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

     9. COMPANY'S COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Credit and until the Notes and other liabilities of the Company hereunder are paid in full, the Company agrees that, unless otherwise consented to by the Majority Banks (or the Agent acting at the direction of the Majority Banks), it will:

          9.1 Financial Statements and Other Reports. Furnish to the Agent in sufficient number of original copies to provide one to each Bank:

          (a) Borrowing Base Certificate. Within 30 days after the end of each month: (i) a certificate substantially in the form of Exhibit E ("Borrowing Base Certificate") signed by the president or chief financial officer of the Company containing a computation of the Borrowing Base, and showing compliance with the requirements of Section 6.2 or the amount of any prepayment required thereunder, and (ii) an aging of the Company's accounts receivable in form and content satisfactory to the Agent and the Majority Banks.

          (b) Annual Audit Report. Within ninety (90) days after each Fiscal Year of the Company, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be reasonably satisfactory to the Agent and the Majority Banks, together with a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it;

          (c)  Quarterly Financial Statement.  Within forty-five
     (45) days after each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year of the Company, a copy of the unaudited financial statement of the Company and its Subsidiaries prepared in the same manner as the audit report referred to in preceding clause (b), signed by the Company's chief financial officer and consisting of at least a balance sheet as of the close of such Fiscal Quarter and statements of earnings for such Fiscal Quarter and statements of earnings and cash flows for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter;

          (d)  Officer's Certificate.   Together with the
     financial statements burnished by the Company under preceding clauses (b) and (c), a certificate of the Company's president or chief financial officer in the form of Exhibit D (a "Compliance Certificate"), dated the date of such annual audit report or such quarterly financial statement as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this section 9;

          (e) SEC and Other Reports. Copies of each filing and report made by the Company or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Company or any Subsidiary to shareholders generally, promptly upon the filing or making thereof;

          (f) Report of Change in Subsidiaries or Partnerships. Promptly from time to time, a written report of any change in the list of the Company' s subsidiaries set forth on
     Schedule 8.10 or in the list of partnerships and joint ventures set forth on Schedule 8.11; and

          (g) Requested Information. Promptly from time to time, such other reports or information as the Agent or any Bank (any such request of a Bank to be made through the Agent) may reasonably request.

          9.2 Notices. Notify the Agent and each Bank in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable the steps being taken by the Person(s) affected with respect thereto:

          (a) Default. The occurrence of an Event of Default or an Unmatured Event of Default;

          (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which is material to the Company and its Subsidiaries taken as a whole;

          (c) Judgment. The entry of any judgment or decree against the Company or any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against the Company and all Subsidiaries exceeds $100,000 after deducting (i) the amount with respect to which the Company or any Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which the Company or any Subsidiary is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Agent;

          (d) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan with respect to which it is a substantial employer within the meaning of Section 4063 of ERISA; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare benefits;

          (e) Material Adverse Change. The occurrence of a material adverse change in the business, operations or financial condition of the Company and its Subsidiaries taken as a whole; or

          (f) Other Events. The occurrence of such other events as the Agent or any Bank may from time to time reasonably specify (any such specification by a Bank to be made through the Agent).

          9.3 Existence. Maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

          9.4 Nature of Business. Engage, and cause each Subsidiary to engage, in the leasing of property under "sales type," "direct financing" or "operating" leases, the sale of property on conditional sales contracts, the financing of lease receivables, installment sale contract receivables and revolving credit receivables, or in other activities reasonably related to such leasing, sales or financing activity.

          9.5 Books, Records and Access. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; permit, and cause each Subsidiary to permit, upon reasonable notice access by the Agent and the Banks to the books and records of the Company and such Subsidiary during normal business hours at such time and place as the Company shall reasonably direct; and permit, and cause each Subsidiary to permit, the Agent or any Bank to make copies of such books and records.

          9.6 Insurance. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Agent or the Majority Banks may reasonably request (any such request of the Majority Banks to be made through the Agent) from time to time.

          9.7 Insurance Reports. Provide to the Agent at least annually within 90 days of the end of the Company's Fiscal Year, and in a sufficient number of copies to provide one to each Bank, a certificate signed by its chief financial officer that attests to the property and casualty insurance program carried by the Company and its Subsidiaries. The Company shall also notify the Agent and each Bank in writing at least twenty (20) days prior to any cancellation of, or material change in, any such insurance by the Company or any Subsidiary or within five (5) business days after receipt of any notice (whether formal or informal) of cancellation or change by any of its insurers. Annually the Agent or any Bank shall have the right to request the Company to have a risk management survey completed by a recognized independent risk management consultant acceptable to the Company and the Agent and the Majority Banks which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by the Company and all Subsidiaries. The cost of such survey shall be borne solely by the Banks. A sufficient number of copies of the results of each such survey to provide one to each Bank shall be promptly delivered by the Company to the Agent.

          9.8 Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its properties in good repair, working order and condition; and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

          9.9 Taxes. Pay, and cause each Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting such Taxes in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

          9.10 Compliance. Comply, and cause each Subsidiary to comply, with all statutes and governmental rules and regulations applicable to it.

          9.11 Pension Plans. Not permit, and not permit any Subsidiary to permit, any condition to exist in connection with any Plan (other than a Multi-employer Plan) which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; not fail, and not permit any Subsidiary to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty.

          9.12 Merger, Purchase and Sale. Not, and not permit any Subsidiary to:

               (a)  be a party to any merger or consolidation;

               (b) except in the normal course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries taken as a whole, or sell or assign, with or without recourse, any accounts receivable or chattel paper; or

               (c)  purchase or otherwise acquire all or
     substantially all the assets of any Person.

          Notwithstanding the foregoing

               (x) any wholly-owned Subsidiary may merge into the Company or into or with any other wholly-owned
     Subsidiary;

               (y) any wholly-owned Subsidiary may consolidate with any other wholly-owned Subsidiary so long as immediately thereafter 100% of the voting stock or other ownership interest of the resulting Person is owned by the Company or another wholly-owned Subsidiary; and

               (z) the Company or any wholly-owned Subsidiary may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Company or a wholly-owned
Subsidiary;

provided  in each of the cases described in preceding clauses
(x), (y) and (z), that immediately thereafter and after giving effect thereto, no Event of Default or Unmatured of Default shall have occurred and be continued.

               For purposes of this Section 9.12 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the normal course of business) during the same Fiscal Year, exceeds 10% of the Company's consolidated total assets determined as of the end of the immediately preceding Fiscal Year. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with GAAP.

               9.13 Liabilities to Net Worth Ratio. Not permit the ratio of the Company's Consolidated Total Liabilities to the Company's Consolidated Tangible Net Worth to exceed 4.00 to 1.00.

               9.14 Tangible Net Worth. Not at any time permit the sum of (a) the Company's Consolidated Tangible Net Worth at such time, plus (b) the Company's aggregate Net Assets of Securitization Subsidiaries at such time, minus (c) the amount of any Subordinated Debt included in the computation of the Company's Consolidated Tangible Net Worth at such time; plus (d) the aggregate amount paid by the Company to redeem its stock during the period commencing on December 31, 1992 to and including such time, to be less than the sum of (x) $17,000,000 plus (y) 50% of the Company's consolidated cumulative net income for the period commencing January 1, 1993 to and including such time (but not less than zero); provided, however, that, for purposes of determining compliance with this Section 9.14, (i) the amount included in clause (d) hereof shall not exceed $5,000,000 and (ii) amounts paid by the Company to redeem its stock shall only be included in clause (d) hereof to the extent such stock is retained by the Company as treasury stock.

               9.15 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset (which shall not include any property leased by the Company or any Subsidiary as lessor under a Lease) if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired by the Company and its Subsidiaries on a consolidated basis in any one Fiscal Year would exceed $800,000.

               9.16 Interest Coverage.  Not permit the ratio of
(a) the Company's consolidated net earnings before interest expense and provision for Taxes for any period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter of the Company to (b) the Company's consolidated interest expense for such period to be less than 1.15 to 1.00.

     For purposes of this Section 9.16, (i) net earnings shall not include any material gains on the sale or other disposition of Investments or fixed assets or any material extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases. As used in this paragraph, a gain on the sale or disposition of Investments or fixed assets, or an extraordinary or nonrecurring item of income, shall be "material" if such gain or item of income, when aggregated with all other such gains or items of income, exceeds $50,000 in the aggregate in any Fiscal Year.

               9.17 Restricted Payments. Not purchase or redeem any shares of its stock, declare or pay any dividend thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purchase, and not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any subordinated indebtedness of the Company or any Subsidiary (other than to the extent of the net proceeds to the Company or any Subsidiary from the issue after December 31, 1992 of other subordinated debt) (collectively, "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1992 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (a) $2,000,000, (b) 50% of the Company's consolidated net income for such period (or if net income is a deficit figure, then minus 100% of such deficit) and (c) the net proceeds to the Company from the issue or sale after December 31, 1992 of shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of the capital stock of the Company.

               9.18 Company and Subsidiaries' Stock. Not permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Company; and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in the Company's or any Subsidiary's ownership interest in any Subsidiary.

               9.19 Indebtedness. Not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness, except:

               (a)  Indebtedness under the terms of this
Agreement;

               (b) other Indebtedness approved in writing by the Majority Banks (or the Agent acting on the direction of the Majority Banks);

               (c) Indebtedness hereafter incurred in connection with the Liens permitted by Section 9.20(a);

               (d)  Non-Recourse Debt; and

               (e) other Indebtedness outstanding on the date hereof and listed on Schedule 9.19.

               9.20 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired, except:

               (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 80% (100% in the case of a Capitalized Lease) of the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate for the Company and all Subsidiaries at any one time outstanding.

               (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

               (c)  carriers', warehousemen's, mechanics',
materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

               (d)  pledges or deposits in connection with
     workers' compensation, unemployment insurance and other social security legislation;

               (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

               (f) the Lien provided for in Section 6.6 and other Liens in favor of the Agent for the benefit of the Banks;

               (g)  Liens referred to in Section 8.9;

               (h) Liens on Leases and related personal property covered by thereby securing Non-Recourse Debt, if such Indebtedness does not exceed, for the Leases securing such Indebtedness, 100% of the present value (using the interest rate applicable to such Indebtedness) of the Lease Receivables with respect to such Leases; and

               (i) Restricted Cash, provided, however, that the Company shall satisfy all Restricted Cash requirements from the proceeds of the funds borrowed or otherwise received from the financing of Leases and other chattel paper.

               9.21 Guaranties. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for: (a) the endorsement, in the ordinary course of collection, of instruments payable to it or its order,
(b) with the prior written approval of the Majority Banks, guaranties by the Company or a Subsidiary of obligations of the Company or another Subsidiary, and (c) guaranties, limited recourse agreements or similar obligations of the Company or a Subsidiary, in connection with any Non-Recourse Debt, provided the aggregate amount of such obligation does not exceed 10% of the amount of the Non-Recourse Debt.

               9.22 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any Person, except for:

               (a) advances not to exceed, in the aggregate for the Company and all Subsidiaries, $25,000 at any one time outstanding to officers and employees;

               (b)  Permitted Investments;

               (c)  Investments evidenced by Vendor Notes;

               (d)  Investments in wholly-owned Subsidiaries;

               (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by the Company and other Subsidiaries; and

               (f) other Investments outstanding on the date hereof and listed on Schedule 9.22.


               9.23 Leases. Not enter into or permit to exist, or permit any of its Subsidiaries to enter into or permit to exist, any arrangements for the leasing by the Company or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) which require the payment by the Company and its Subsidiaries on a consolidated basis of rental amounts in the aggregate in excess of (i)$500,000 in any one Fiscal Year or (ii) $2,000,000 during the full remaining terms of such leases.

               9.24 Lease Portfolio.  Not permit the Average
Original Equipment Cost Per Lease to exceed $25,000 multiplied by the OEC Inflation Index.

     "Average Original Equipment Cost Per Lease" shall mean, as of any date of determination, the aggregate Original Equipment Cost of all items of property owned by the Company or a Subsidiary and leased to other Persons under Leases, divided by the total number of "sales type," "direct financing" or "operating" leases by the Company to other Persons reflected on the Company's books and records.

     "Original Equipment Cost" shall mean, with respect to an item of personal property owned by the Company or a Subsidiary for lease to another Person, the acquisition cost thereof capitalizable in accordance with GAAP and used to determine the amount recorded on the Company's balance sheet with respect thereto.

     "OEC Inflation Index" shall mean, as of the date of any determination thereof, a fraction, the numerator of which is the monthly Consumer Price Index for All Urban Consumers, All Items, U.S. City Average (1982-84 = 100) (unadjusted) published by the U.S. Bureau of Labor Statistics (the "CPI-U"), for the most recent month for which the CPI-U shall have been published, and the denominator of which is 135 (being the CPI-U for March, 1991); provided, that if the CPI-U is no longer published, there shall be substituted in both the numerator and the denominator the most nearly comparable index published by Federal authorities that reflects inflationary or deflationary changes, which substituted index shall be determined by the Agent by notice to the Company and be conclusive in the absence of bad faith or manifest error. In the event that the Company determines that the OEC Inflation Index does not accurately reflect the changes to the cost of items of equipment to be adjusted by such OEC Inflation Index, then another index which in the judgment of the Company more accurately reflects such changes, and which is acceptable to the Majority Banks, shall be substituted for the OEC Inflation Index.

               9.25 Unconditional Purchase Obligation. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

               9.26 Other Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the Company's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

               9.27 Use of Proceeds. Not permit any proceeds of the Loans to be used for any purpose other than to repay all amounts owing under the Prior Credit Agreement and to finance Leases, Vendor Notes, Customer Notes and working capital and not permit any proceeds of the Loans to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time; and furnish to the Agent, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

               9.28 Transactions with Related Parties. Not, and not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

               9.29 Subsidiaries: Partnerships. Not create or permit to exist, or become a partner or joint venturer in, and not permit any Subsidiary to create or permit to exist or become a partner or joint venturer in, any Subsidiary, partnership or joint venture, as applicable, other than Securitization Subsidiaries, Subsidiaries used in the business of providing revolving credit and any set forth on Schedule 8.10 or Schedule 8.11, as applicable.

     10.  CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND THE
TERM LOANS.  The obligation of any Bank to make any Revolving
Loan or to make its Term Loan, is subject to the satisfaction of each of the following conditions precedent:

               10.1 Notice. In the case of a Revolving Loan, the Agent and such Bank shall have received timely notice of such Revolving Loan in accordance with Section 3.2.

               10.2 Default. Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

               10.3 Insurance. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal):

               (a) in the nature, extent, scope or cost of the insurance policies of the Company or any Subsidiary listed on Schedule 8.7; or

               (b) to the Company's knowledge, which reduces the policyholder's or financial size ratings of the Company's or any Subsidiary's insurance carriers as established by Best's
     Insurance Reports,

which change would have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or would significantly adversely affect the Company's ability to perform its obligations under this Agreement or any Note.

               10.4 Warranties. Before and after giving effect to such Loan, the warranties in Section 8 shall be true and correct as though made on the date of such Loan, except for such changes as are specifically permitted hereunder.

               10.5 Certification. Each request for a Borrowing of Revolving Loans and the request for the Borrowing of the Term Loans shall be deemed to be a certification to the Agent and each Bank that the conditions precedent set out in Sections 10.2, 10.3 and 10.4 have been satisfied.

               10.6 Term Notes. In the case of the Term Loans, the Company shall have delivered to the Agent, for the account of the Banks, a duly executed Term Note, payable to the order of each Bank in the amount of its respective Term Loan.

          11. CONDITION PRECEDENT TO INITIAL REVOLVING LOANS. The obligation of each Bank to make its initial Revolving Loan hereunder is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 10 above, that the Company shall have delivered to the Agent all of the following, each duly executed and dated the date of the initial Revolving Loan (or such other date as is satisfactory to the Agent and all of the Banks), in form and substance satisfactory to the Agent and all of the Banks, and in sufficient number of counterpart originals to provide one to each
Bank:

          11.1 Revolving Note.  Its Revolving Note.

          11.2 Resolutions. A copy, duly certified by the secretary or an assistant secretary of the Company, of (i) the resolutions of the Company's Board of Directors authorizing or ratifying the execution and delivery of this Agreement and the Notes and authorizing the borrowings hereunder, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Agreement and the Notes.

          11.3 Incumbency Certificate. A certificate of the secretary or an assistant secretary of the Company certifying the names of the Company's officers authorized to sign this Agreement, the Notes and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          11.4 By-Laws. A copy, certified as true and correct by the secretary or an assistant secretary of the Company, of the Company's By-Laws.

          11.5 Certificate of Incorporation. A copy, certified by the Secretary of State of Delaware, of the Company's
Certificate of Incorporation, together with all amendments thereto.

          11.6 Good Standing.  A current Good Standing
Certificate issued by the Secretary of State (or similar officer) of Delaware, Illinois, Florida, and California.

          11.7 Opinion. An opinion of Kirkland & Ellis, counsel to the Company, addressed to the Agent and the Banks in substantially the form of Exhibit F.

          11.8 Exhibits; Schedules.  Completed Exhibits and
Schedules, and the information disclosed therein shall be acceptable to all of the Banks.

          11.9 Borrowing Base Certificate.  A duly executed
Borrowing Base Certificate.

          11.10 Evidence satisfactory to the Agent that the Prior Credit Agreement has been terminated and all amounts owing thereunder have been paid in full.

     12.  EVENTS OF DEFAULT AND REMEDIES.

          12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Non-Payment. Default, and the continuance thereof for five (5) days, in the payment, when due, of any principal of, or interest on, any Loan or any fee hereunder.

          (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness in an aggregate principal amount of $100,000 or more of, or guaranteed by, the Company or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Company or to any other Subsidiary, (ii) Non-Recourse Debt and (iii) the Indebtedness evidenced by the Notes).

          (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness in an aggregate principal amount of $100,000 or more of, or guaranteed by, the Company or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Company or to any other Subsidiary, (ii) Non-Recourse Debt and (iii) the Indebtedness evidenced by the Notes) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

          (d) Other Material Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of: (i) any obligation or agreement of the Company or any Subsidiary to or with the Agent or any Bank (other than any obligation or agreement of the Company hereunder or under any Note), or (ii) any material obligation or agreement of the Company or any Subsidiary other than a Securitization Subsidiary to or with any other Person with respect to any material purchase or lease of goods or services (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) Trade Accounts Payable, and (z) any material obligation or agreement of any Subsidiary to the Company or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

          (e)  Insolvency.  The Company or any of its
     Subsidiaries other than a Securitization Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or for a substantial part of the property of the Company or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of its Subsidiaries other than a Securitization Subsidiary or for a substantial part of the property of the Company or any of its Subsidiaries other than a Securitization Subsidiary and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Company or any of its Subsidiaries other than a Securitization Subsidiary and, if instituted against the Company or any of its Subsidiaries other than a Securitization Subsidiary, is consented to or acquiesced in by the Company or such Subsidiary or remains for 60 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Company or any of its Subsidiaries other than a Securitization Subsidiary which is not released within 60 days of service.

          (f) Pension Plans. The institution by the Company or any ERISA Affiliate of steps to terminate any Plan if, in order to effectuate such termination, (i) the Company or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan and (ii) immediately after giving effect to the payment or satisfaction of such contribution, liability or obligation (if made or undertaken by the Company or any Subsidiary) an Event of Default or Unmatured Event of Default would exist and be continuing; or the institution by the PBGC of steps to terminate any Plan.

          (g) Agreements. Default in the performance of any of the Company's agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 12.1) and continuance of such default for 30 days after notice thereof to the Company from the Agent.

          (h) Warranty. Any warranty made by the Company herein is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Company to the Agent or any Bank is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Company to the Agent or any Bank is untrue or misleading in any material respect on or as of the date made or deemed made.

          (i) Litigation. There shall be entered against the Company or any Subsidiary other than a Securitization Subsidiary one or more judgments or decrees in excess of $100,000 in the aggregate at any one time outstanding for the Company and all Subsidiaries other than a Securitization Subsidiary, excluding those judgments or decrees (i) that shall have been outstanding less than 60 calendar days from the entry thereof or (ii) for and to the extent which the Company or any Subsidiary is fully insured (other than a deductible portion not to exceed $100,000) and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Company or any Subsidiary is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Agent and the Majority Banks.

          (j) Change of Ownership. Richard Grossman shall cease to own at least 35% of the issued and outstanding stock of the Company which, under ordinary circumstances, has the power to elect a majority of the Company's Board of Directors.

          12.2 Remedies.  If any Event of Default described in
Section 12.1 shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, may declare the Commitments and the Credit to be terminated and all or a portion of the Loans to be due and payable, whereupon the Commitments and Credit shall immediately terminate and the outstanding Loans shall become immediately due and payable to the extent so declared, all without notice of any kind (except that if an event described in Section 12.1(e) occurs, the Commitments and the Credit shall immediately terminate and all outstanding Loans shall become immediately due and payable without declaration or notice of any kind). The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.


     13.  THE AGENT.

          13.1. Appointment. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Section 13. The Agent shall not have a fiduciary relationship in respect of the Company or any Bank by reason of this Agreement.

          13.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

          13.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Banks or any Bank for any action taken or omitted to be taken by it or them, as Agent, hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

          13.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (iii) the satisfaction of any condition specified in Section 10, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Agent at such time, but is voluntarily furnished by the Company to the Agent (either in its capacity as Agent or in its individual capacity).

          13.5. Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          13.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

          13.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          13.8. Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Banks under this Section 13.8 shall survive payment of the Liabilities and termination of this Agreement.

          13.9. Rights as a Bank. In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Bank.

          13.10. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          13.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, with the consent of the Company (not to be unreasonably withheld), on behalf of the Company and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, with the consent of the Company (which will not be unreasonably withheld), on behalf of the Company and the Banks, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Banks may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Liabilities to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Section 13 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

          13.12. Agent's Fee. The Company agrees to pay to the Agent, for its own account, the fees agreed to by the Company and the Agent pursuant to that certain letter agreement dated January 31, 1996, or as otherwise agreed from time to time.

     14.  GENERAL.

          14.1 No Waiver by the Agent or Banks. No failure or delay on the part of the Agent or any Bank in the exercise of any power or right, and no course of dealing between the Company and the Agent or any Bank, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies which may be available to the Agent or any Bank at law or in equity. No notice to or demand on the Company not required hereunder shall in any event entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Bank to any other or further action in any circumstances without notice or demand.

          14.2 Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Borrower, the Agent and Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation, by the Majority Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in Section 10 or Section 11, (ii) increase the amount or extend the term of the Commitment of any Bank or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on any of the Loans under or evidenced by this Agreement or any Note, or reduce or waive the amount of any fee payable to or for the account of the Banks under this Agreement, (iv) postpone or extend any date fixed for any payment of principal of, or interest on, any of the Loans under or evidenced by this Agreement or any Note, or any reimbursement obligation, (v) change the definition of Majority Banks or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent, (vi) change the definition of Borrowing Base, or change the definition of any of the defined terms referred to in the definition of Borrowing Base or (vii) change any provision of this Section 14.2.
Further, no amendment, modification, waiver or consent shall extend the maturity or reduce the principal amount of, or rate of interest on, any Loan without the consent of the holder of such Loan. No provision of Section 13 shall be amended, modified or waived, nor shall the amount of the Agent's fee referred to in
Section 13.12 be amended, without the consent of the Agent.

          14.3 Notices. Except as otherwise expressly provided herein, any notice hereunder to the Company, the Agent or any Bank shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to the Company, the Agent or such Bank at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as such party may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mail, properly addressed as herein provided, with proper postage prepaid; provided, however, that notices to the Agent with respect to the Conversion Date, or under Sections 3.2, 3.3, 6.2, 6.3, 6.4,, or 6.5 shall not be effective until actually received by the Agent.

          14.4 Expenses; Attorney's Fees. The Company agrees, whether or not any Loan is made hereunder, to pay upon demand all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of attorneys) incurred by the Agent or any Bank, and the reasonable charges for and expenses of attorneys who may be employees of the Agent or a Bank, in connection with (a) in the case of the Agent, (i) the preparation, negotiation and execution of this Agreement and any other Loan Documents, (ii) the preparation of any and all amendments to this Agreement or any other Loan Document, and
(iii) the performance of periodic collateral field examinations and/or audits; and (b) in the case of the Agent and each Bank,
(i) the collection or enforcement of the Company's obligations hereunder or under any other Loan Document and (ii) the collection or enforcement of any rights of the Agent or any Bank in or to any property at any time securing payment or performance of the Company's Liabilities. The Company also agrees (x) to indemnify and hold the Agent and each Bank harmless from any loss or expense which may arise or be created by the Agent's acceptance of telephonic or other instructions for making Loans and (y) to pay, and save the Agent and each Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, any Note or any other Loan Document, or the issuance of any Note or of any other Loan Documents. The Company further agrees to indemnify the Agent and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent that they have resulted from the gross negligence or wilful misconduct of, or breach of this Agreement by, the party seeking indemnification.) The Company's foregoing obligations shall survive any termination of this Agreement

          14.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          14.6 Successors. This Agreement shall be binding upon the Company, the Agent and the Banks and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Agent and the Banks and the successors and permitted assigns of the Agent and the Banks. The Company shall not assign its rights or duties hereunder without the consent of the Agent and all the Banks.

          14.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, telex or other written confirmation from such Bank of the execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

          14.8 Governing Law. This Agreement, the Notes and the other Loan Documents shall be contracts made under and governed by the internal laws of the State of Illinois.

          14.9 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND EACH BANK WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          14.10 Each Bank agrees and shall cause each Person to whom it discloses any confidential information to agree to hold any confidential information which it may receive in confidence from the Company pursuant to this Agreement, except for disclosure (i) to its affiliates and the other Banks and their respective affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Bank, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, and (v) permitted by Section 15.4.

     15.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          15.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with Section 15.3. Notwithstanding clause (ii) of this Section, any Bank may at anytime, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 15.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          15.2.     Participations.

          15.2(a) Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

          15.2(b) Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

               15.3.     Assignments.

          15.3(a) Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "G" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an affiliate thereof; provided, however, that if a Default has occurred and is continuing and the Commitments have been terminated, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $7,500,000 or (ii) the remaining amount of the assigning Bank's Commitment (calculated as at the date of such assignment). In addition, First Chicago shall at all times maintain for its own account a Commitment at least equal to the lesser of (i) $10,000,000 or (ii) the remaining amount of its Commitment.

          15.3(b) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "G" hereto (a "Notice of Assignment"), together with any consents required by Section 15.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Bank, the Agent and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

          15.4. Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 14.10 of this Agreement.

          15.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 7.6.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                         TRANS LEASING INTERNATIONAL, INC.


                         By:

                         Title:

                         Address:  3000 Dundee Road
                                   Northbrook, IL 60062

                                   Attention:  Norman Smagley
                                               Facsimile number:708/291-7318

  Amount
    of
Commitment
$15,000,000              THE FIRST NATIONAL BANK OF CHICAGO
                         individually and as Agent


                         By:

                         Title:


                         Address:  One First National Plaza,
                                   Suite 0084
                                   Chicago, IL  60670




                         Attention:          Mr. William Artz
                         Telex number:
                         (Answerback:   )
                         Facsimile number:   (312) 732-6222

  Amount
    of
Commitment
$7,500,000               CORESTATES BANK N.A.


                         By:

                         Title:


                         Address:  1339 Chestnut Street
                                   Philadelphia, PA  19107




                         Attention:          Mr. William Hieb
                         Telex number:
                         (Answerback:   )
                         Facsimile number:   (215) 786-7704

  Amount
    of
Commitment
$7,500,000               THE BANK OF CALIFORNIA, N.A.



                         By:

                         Title:


                         Address:  400 California Street,
                                   17th Floor
                                   San Francisco, CA  94104




                         Attention:          Ms. Alison A. Mason
                         Telex number:
                         (Answerback:   )
                         Facsimile number:   (415) 765-3146

                            EXHIBIT A

                          REVOLVING NOTE

$_____________              Northbrook, Illinois: _________, 1996
                                      Due: On the Conversion Date

     ON OR BEFORE the Conversion Date (as defined in the Credit Agreement hereinafter referred to), the undersigned, TRANS LEASING INTERNATIONAL, INC. (the "Company") for value received, hereby promises to pay to the order of ___________________________________ (the "Bank"), the principal sum of ________________________________ DOLLARS ($_____________)
or, if less, the aggregate unpaid principal amount of all Floating Rate Revolving Loans and Eurodollar Revolving Loans (as such terms are defined in the Credit Agreement hereinafter referred to), as may be borrowed by the Company under the Credit Agreement. Capitalized terms used but not otherwise defined herein are as defined in the Credit Agreement.

     The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans from time to time outstanding from the date hereof until payment in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement hereinafter referred to. Said interest shall be payable on each date provided for in the Credit Agreement; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Floating Rate Revolving Loans or Eurodollar
Revolving Loans, and payments of principal or interest thereof, shall be recorded by the holder in its records or, at its option, shall be noted on the grid schedule attached hereto.

     All payments of principal and interest under this Note shall be made in immediately available funds at the office of the Agent at One First National Plaza, Chicago, Illinois 60670, or at such other place as the Agent shall notify the Company in writing.

     This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of that certain Credit Agreement (the "Credit Agreement") dated as of _________, 1996 (and, if amended, all amendments thereto) between the Company and The First National Bank of Chicago ("First Chicago"), individually and as Agent, to which Credit Agreement reference is hereby made for a statement of said terms and provisions, including those under which this Note may be paid prior to its due date or its due date accelerated.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note is made under and governed by the internal laws of the State of Illinois.

                         TRANS LEASING INTERNATIONAL, INC.

                         By______________________________

                         Title___________________________

Address:

3000 Dundee Road
Northbrook, Illinois 60062

Schedule attached to Note dated __________, 19__ of TRANS LEASING
INTERNATIONAL INC., payable to the order of ____________________.


                 LOANS AND PAYMENTS OF PRINCIPAL
                 -------------------------------

                        Amount of Princi-  Unpaid Princi-
      Amount of Loan    pal Paid/Prepaid    pal Balance
     ----------------   ----------------   --------------
      Float-   Euro-     Float-   Euro-     Float-    Euro-        Notation
Date ing Rate  dollar   ing Rate  dollar   ing Rate  dollar  Total  Made By
---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

---- --------  ------   --------  ------   --------  ------  ----- --------

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any loan on this schedule shall not, however, limit or otherwise affect the Company's obligations under the Credit Agreement or under this Note to repay the principal amount of the loans together with all interest accruing thereon.

                            EXHIBIT B

                            TERM NOTE


$___________________                         Due:___________19,__
                           Northbrook, Illinois, __________, 19__


     The undersigned, TRANS LEASING INTERNATIONAL, INC. (the "Company") for value received, promises to pay to the order of ______________________ (the "Bank"), the principal sum of
__________________________ DOLLARS in eight (8) consecutive equal installments payable on the last day of each March, June, September and December, commencing with the first such date to occur after the date of this Note. Capitalized terms not defined in this Note shall have the meanings provided in the Credit Agreement hereinafter referred to.

     The Company promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until payment in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement hereinafter referred to. Said interest shall be payable on each date provided for in the Credit Agreement; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time denominated as Floating Rate Loans or Eurodollar Loans, and payments of principal or interest thereof, shall be noted by the holder of this Note in its records, or at its option, on the grid schedule attached hereto.

     All payments of principal and interest under this Note shall be made in immediately available funds at the office of the Agent at One First National Plaza, Chicago, Illinois 60670, or at such other address as the Agent shall notify the Company in writing.

     This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of that certain Credit Agreement (the "Credit Agreement"), dated as of _________, 1996 (and, if amended, all amendments thereto) between the Company and The First National Bank of Chicago ("First Chicago"), individually and as Agent, to which Credit Agreement reference is hereby made for a statement of said terms and provisions, including those under which this Note may be paid prior to its due date or its due date accelerated.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note is made under and governed by the internal laws of the State of Illinois.

                         TRANS LEASING INTERNATIONAL, INC.


                         By______________________________

ADDRESS:                 Title:__________________________

3000 Dundee Road
Northbrook, Illinois 60062

Schedule attached to Note dated ____________________, 19__ of
TRANS LEASING INTERNATIONAL, INC., payable to the order of
_______________________________.

                                LOANS
                                -----


                         Amount of Loan
                  ----------------------------
                                                             Notation
     Date         Floating Rate     Eurodollar     Total     Made By
     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

     ----         --------------    -----------    -------   ----------

                                 EXHIBIT C

                          [Company's Letterhead]


                           _______________, 19__

The First National Bank
 of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  _____________

Ladies/Gentlemen:

          Reference is made to the Credit Agreement dated as of ____________,
1996 (as the same may be amended, supplemented or otherwise modified, the "Agreement") between us and The First National Bank of Chicago ("First Chicago"), individually and as Agent. All terms used herein which are defined in the Agreement shall have the same meaning herein as therein.

          Pursuant to the terms of the Agreement, we hereby confirm the following:

          1. A Borrowing of [Floating Rate Revolving] [Eurodollar Revolving][Floating Rate Term] [Eurodollar Term] Loans in the aggregate amount of $_____________ was requested on __________, 19__.

          2. a prepayment of principal of the [Revolving] [Term] Loans in the aggregate amount of $____________ was requested on __________, 19__.

          [Complete number 1 or 2 above, whichever is applicable.]

          3. As of the date hereof, the aggregate unpaid principal balance of the [Revolving] [Term] Loans (after giving effect to the above borrowing or prepayment) is $__________.

                                             Very truly yours,

                                             TRANS LEASING INTERNATIONAL,INC.


                                             By:_____________________________


                                             Title:__________________________

                                 EXHIBIT D

                          COMPLIANCE CERTIFICATE

The First National Bank
 of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  _____________

          Re: Credit Agreement, dated as of ___________, 1996 (herein, together with any amendments from time to time made thereto, called the "Credit Agreement"), between Trans Leasing International, Inc. (the "Company") and The First National Bank of Chicago ("First Chicago"), individually and as Agent.

               As used herein, the term "Computation Period" shall mean the immediately preceding fiscal year (or quarter, if indicated), and the term "Computation Date" shall mean the last day of such period. Capitalized terms not otherwise defined herein shall be as defined in the Credit Agreement.

Ladies/Gentlemen:

          ITEM A.   Liabilities to Net Worth Ratio. On the Computation
Date, the Consolidated Tangible Net Worth was $___________, and the ratio of its Consolidated Total Liabilities to Consolidated Tangible Net Worth was approximately (and in any event not more than) __ to 1.00, in each case as computed on Attachment 1.

          ITEM B.   Tangible Net Worth.  On the Computation Date, the
Consolidated Tangible Net Worth for purposes of Section 9.14 of the Credit Agreement was $_____________ as computed on Attachment 2.

          ITEM C.   Capital Expenditures.  During the Computation Period,
the aggregate amount of fixed assets purchased or otherwise acquired by the Company was approximately (and in any event not greater than)
$________________.

          ITEM D.   Interest Coverage. The Company's consolidated net
income for the four consecutive Fiscal Quarters ending on the Computation Date was $______________, the Company's consolidated interest expense for such period was approximately $_____________, the Company's consolidated tax expense for such period was $____________ and the ratio of its consolidated net income before interest expense and tax expense to its consolidated interest expense for such period was approximately (and in any event not less than) __ to 1.00.

          ITEM E.   Restricted Payments.  [No Restricted Payments were made
during the Fiscal Quarter ending on the Computation Date.] [As of the Computation Date, an aggregate of $______ of Restricted Payments have been made since December 31, 1992, which did not exceed the maximum permitted Restricted Payments as of such date as computed on Attachment 3.]

          ITEM F.   Leases.  The aggregate rental amounts paid by the
Company as lessee under leases of real or personal property during the period commencing at the beginning of the fiscal year in which the Computation
Date falls and ending on the Computation Date was approximately (and in any event not greater than) $_________. The aggregate rental payments due or to become due from the Company as lessee under leases of real or personal property during the full remaining terms thereof is approximately (and in any event not greater than) $_______________.

          ITEM G.   Lease Portfolio.  On the Computation Date, the
Company's Average Original Equipment Cost of Assets for purposes of Section
9.24 of the Credit Agreement was ____________.

          ITEM H.   Certification.  The Company hereby certifies that:

               l. all of the information set forth in this Certificate (and in the Attachments hereto) is true and correct in all material respects; and

               2. except as stated on Attachment 4 hereto, no Default had occurred and was continuing at the Computation Date.

                             *   *   *   *   *

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its President or Authorized Officer this _______________ day of ____________________, 19__.

                              TRANS LEASING INTERNATIONAL, INC.

                              By______________________________
                              [President/Vice President, Finance and Chief
                              Financial Officer]

                                                               ATTACHMENT 1
                                                         (to / / Compliance
                                                               Certificate)




                CONSOLIDATED TOTAL LIABILITIES TO TANGIBLE
                NET WORTH RATIO ON _________________, 19__
                             COMPUTATION DATE



1     Shareholder's equity (including capital
      stock, additional paid-in capital and
      retained earnings after deducting
      treasury stock) of the Company and its
      consolidated Subsidiaries. . . . . . . . . . . . . . . . .   $

2     Subordinated Debt of the Company and its
      consolidated Subsidiaries (other than
      that portion thereof which is due within
      twelve (12) months). . . . . . . . . . . . . . . . . . . .   $

3     Aggregate amount of intangible assets of
      the Company and its consolidated
      Subsidiaries (goodwill, unamortized debt
      discount and expense, unamortized
      deferred charges). . . . . . . . . . . . . . . . . . . . .   $

4     Aggregate amount of Restricted Cash of
      the Company and the consolidated
      Subsidiaries (other than Securitization
      Subsidiaries). . . . . . . . . . . . . . . . . . . . . . .   $

5     Net Assets of Securitization
      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .   $

6     Consolidated Tangible Net Worth (Sum of
      Item 1 and Item 2 minus sum of Item 3,
      Item 4 and Item 5) . . . . . . . . . . . . . . . . . . . .   $

7     Total liabilities of the Company and its
      consolidated Subsidiaries. . . . . . . . . . . . . . . . .   $

8     Contingent obligations or liabilities of
      the Company and its consolidated
      Subsidiaries (excluding those as to
      which a dollar amount is not
      ascertainable) . . . . . . . . . . . . . . . . . . . . . .   $

9     Deferred taxes of the Company and its
      consolidated Subsidiaries. . . . . . . . . . . . . . . . .   $

10    Company's and its consolidated
      Subsidiaries' consolidated total assets. . . . . . . . . .   $

11    8% of Item 10. . . . . . . . . . . . . . . . . . . . . . .   $

12    Lesser of Item 9 and Item 11 . . . . . . . . . . . . . . .   $

13    Company's Consolidated Total Liabilities
      (Sum of Item 7 and Item 8 minus sum of
      Item 2 and Item 12 . . . . . . . . . . . . . . . . . . . .   $

14    Company's Consolidated Total Liabilities
      to Consolidated Tangible Net Worth
      (Ratio of Item 13 to Item 6) . . . . . . . . . . . . . . .   ____ to ____

             [Items 7-13 exclude Securitization Subsidiaries]

                                                               ATTACHMENT 2
                                                         (to / / Compliance
                                                               Certificate)




                            TANGIBLE NET WORTH
                        ON _________________, 19__
                             COMPUTATION DATE



1.     Consolidated Tangible Net Worth. . . . . . . . . .   $

2.     Net Assets of Securitization
       Subsidiaries . . . . . . . . . . . . . . . . . . .   $

3.     Amounts paid since December 31, 1992 to
       redeem stock currently retained as
       treasury stock . . . . . . . . . . . . . . . . . .   $

4.     Lesser of Item 3 and $5,000,000. . . . . . . . . .   $

5.     Subordinated Debt included in Item 1 . . . . . . .   $

6.     Consolidated cumulative net income since
       January 1, 1993. . . . . . . . . . . . . . . . . .   $

7.     50% of Item 6 (not less than zero) . . . . . . . .   $

8.     Required Minimum Tangible Net Worth (Sum
       of $17,000,000 plus Item 7). . . . . . . . . . . .   $

9.     Tangible Net Worth
       (Sum of Item 1, Item 2 and Item 4 minus
       Item 5). . . . . . . . . . . . . . . . . . . . . .   S

                                                               ATTACHMENT 3
                                           (To  / / Compliance Certificate)

                Restricted Payments on ___________, 199___
                             Computation Date

1.         Amounts paid since December 31, 1992 to redeem or purchase stock
           $

2.         Non-stock dividends paid since December 31, 1992. . . .  $

3. Amounts paid since December 31, 1992 to purchase, redeem or prepay subordinated indebtedness (other than to the extent of the net proceeds to the Company or any Subsidiary from the issue after December 31, 1992 of other subordinated debt). . . . . . . . . . . . . . . . . . .  $

4.         Consolidated cumulative net income (loss) since January 1, 1993
           $

5.         50% of Item 4 (100% if loss). . . . . . . . . . . . . .  $

6.         Net proceeds from sale or issue of Company's capital stock or warrants, rights or options to acquire capital stock since
           December 31, 1992 . . . . . . . . . . . . . . . . . . .  $

7.         Maximum Restricted Payments(sum of $2,000,000,Item 5 and Item 6)
           $

8.         Restricted Payments (sum of Item 1, Item 2 and Item 3).  $

ATTACHMENT 4
                                           (To  / / Compliance Certificate)

Notice by Company of the occurrence of an Event of Default or Unmatured Event of Default and steps being taken to cure it.
                                       EXHIBIT E

                        BORROWING BASE CERTIFICATE


The First National Bank
 of Chicago
One First National Plaza
Chicago, Illinois  60670

Attention:  _____________


          Re: Credit Agreement, dated as of ___________, 1996 (herein, together with any amendments from time to time made thereto, called the "Credit Agreement"), between Trans Leasing International, Inc. (the "Company") and The First National Bank of Chicago ("First Chicago"), individually and as Agent (in such capacity, the "Agent").

Ladies/Gentlemen:

          Terms to which meanings are ascribed in the Credit Agreement are used in this Borrowing Base Certificate with such meanings.

          The Company hereby certifies that the outstanding principal balance of the Loans on ________________________ did not exceed the Borrowing Base. The related computations are set forth in Schedule 1 hereto.

     IN WITNESS WHEREOF, the Company has caused this Borrowing Base Certificate to be executed and delivered by the undersigned representative hereunto duly authorized on the ___ day of __________, 19__.

                         TRANS LEASING INTERNATIONAL, INC.

                         By______________________________
                         Title___________________________
                              [President/Vice President,
                              Finance and Chief Financial
                              Officer]

                                                    Schedule 1 to
                                       Borrowing Base Certificate
                                           Dated ________________



1    Eligible Receivables
     --------------------

(a)  Total Eligible Lease Receivables. . . . . . . . . $__________

(b)  Total Eligible Vendor Note Receivables. . . . . . $__________

(c)  Total Eligible Customer Note
     Receivables (not to exceed $5,900,000). . . . . . $__________

(d)  Present Value of Item 1(a) (using
     Receivable Discount Rate) . . . . . . . . . . . . $__________

(e)  Present Value of Item 1(b) (using
     Receivable Discount Rate) . . . . . . . . . . . . $__________

(f)  85% of sum of Item 1(c), 1(d) and 1(e). . . . . . $__________

(g)  Total Unrestricted Cash . . . . . . . . . . . . . $__________

(h)  Total Residuals under Eligible Leases . . . . . . $__________

(i)  Present Value of Item 1(h) (using
     Receivable Discount Rate) . . . . . . . . . . . . $__________

(j)  Aggregate acquisition cost of property
     leased under Eligible Leases. . . . . . . . . . . $__________

(k)  11% of Item 1(j). . . . . . . . . . . . . . . . . $__________

(l)  25% of the LESSER of Item 1(i) and
     Item 1(k) . . . . . . . . . . . . . . . . . . . . $__________

(m)  Sum of Items 1(f), 1(g) and 1(l). . . . . . . . . $__________

2    Consolidated Total Liabilities
     ------------------------------

(a)  Consolidated total liabilities (other
     than Loans under the Agreement) . . . . . . . . . $__________

(b)  Contingent obligations or liabilities
     of Company and its Subsidiaries on
     consolidated basis. . . . . . . . . . . . . . . . $__________

(c)  Deferred taxes. . . . . . . . . . . . . . . . . . $__________

(d)  Consolidated total assets . . . . . . . . . . . . $__________

(e)  8% of Item 2(d) . . . . . . . . . . . . . . . . . $__________

(f)  Lesser of Item 2(c) and Item 2(e) . . . . . . . . $__________

(g)  Subordinated Debt (other than due
     within 12 months) . . . . . . . . . . . . . . . . $__________

(h)  Sum of Items 2(a) and 2(b), minus sum
     of Items 2(f) and 2(g)  . . . . . . . . . . . . . $__________


3    Borrowing Base(Excess of Item 1(m)over Item 2(h)) $__________
     --------------


4    Total Loans Outstanding. . . . . . . . . . . . . .$__________
     -----------------------

(a)  Revolving Loans     $__________


(b)  Term Loans          $__________



5    Borrowing Availability(Excess of Item 3 over Item 4)
     ----------------------                            $__________


6    Mandatory Prepayment Required (Excess of Item 4 over Item 3)
     -----------------------------
                                                       $__________